THIRD MODIFICATION AND WAIVER AGREEMENT

This Third Modification and Waiver Agreement (this “Amendment”) is dated effective as of May 20, 2015, by and among HII TECHNOLOGIES, INC., a Delaware corporation (“HII”), APACHE ENERGY SERVICES, LLC, a Nevada limited liability company (“Apache Energy Services”), AQUA HANDLING OF TEXAS, LLC, a Texas limited liability company (“Aqua Handling”), HAMILTON INVESTMENT GROUP, an Oklahoma corporation (“HIG”), SAGE POWER SOLUTIONS, INC. f/k/a KMHVC, Inc., a Texas corporation (“Sage”; and with HII, Apache Energy Services, Aqua Handling and HIG, the “Borrower”), HEARTLAND BANK, an Arkansas state bank, as administrative agent (in such capacity, “Agent”) on behalf of the Lenders (as defined in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement (Term Loan) dated August 12, 2014 (as the same may have been or may hereafter be modified, renewed or amended, the “Credit Agreement”), Lender has made a term loan to Borrower in the amount of $12,000,000 (the “Term Loan”);

WHEREAS, defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

WHEREAS, the Term Loan is secured, in part, by those certain Security Agreements executed by each Borrower in favor of Agent, for the benefit of the Lenders (the “Security Agreement”);

WHEREAS, Borrower is in default under the Credit Agreement from (a) its failure to satisfy the Fixed Charge Coverage Ratio financial covenant set forth in Section 8.19(a) for the periods ending December 31, 2014 and March 31, 2015; (b) its failure to satisfy the Tangible Net Worth financial covenant set forth in Section 8.19(b) for the periods ending December 31, 2014 and March 31, 2015; (c) its failure to satisfy the First Lien Leverage Ratio financial covenant set forth in Section 8.19(d) for the periods ending December 31, 2014 and March 31, 2015; (d) its failure to deliver it annual operating budgets within thirty (30) days prior to year end, as required by Section 8.1(e); (e) its payment of a Distribution during the occurrence of an Event of Default, as prohibited by Section 9.5(b); (f) the occurrence of a change in the Chief Financial Officer of Borrower, as prohibited by Section 9.12; (g) the failure to close the accounts listed on Schedule 1, attached hereto (collectively, the “Open Accounts”), within sixty (60) days of the Closing Date, as required by Section 8.12 of the Credit Agreement  and (h) the failure to satisfy the Ratio of EBITDA to Interest Expense financial covenant for the period ending March 31, 2015 (collectively, the “Existing Defaults”);

WHEREAS, Borrower has requested that Lenders (a) waive the Existing Defaults, (b) waive collection of accrued interest equal to the difference between interest which has accrued at the rate applicable following the occurrence of an Event of Default and interest which would have occurred over the same period at the Applicable Rate (such amount being the “Default Rate Interest”); and (c) make certain modifications and amendments more particularly set forth herein; and

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

WHEREAS, the Lenders have agreed to the foregoing, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Agent and Lenders hereby agree as follows:

ARTICLE I

WAIVER AND RELEASE

Section 1.01.

Waivers.

(a)

Waiver of Existing Defaults.  Subject to satisfaction of the terms of Section 4.01 below, Agent, with the consent of the Majority Lenders, hereby waives the Existing Defaults. Lenders’ agreement to waive the Existing Defaults (a) in no way shall be deemed an agreement by Agent or Lenders to waive Borrower’s compliance with the above-described covenant as of all other dates, (b) shall not limit or impair Agent’s or Lenders’ right to demand strict performance of the above-described covenant as of all other dates, and (c) shall not limit or impair Agent’s and Lenders’ rights to demand strict performance of all other covenants as of any date.

(b)

Waiver of Default Rate Interest.  Subject to satisfaction of the terms of Section 4.01 below, Agent, with the consent of the Majority Lenders, hereby waives collection of the Default Rate Interest.  Lenders’ agreement to waive collection of the Default Rate Interest shall not limit or impair Agent’s or Lenders’ right to increase the applicable rate of interest following any other Event of Default, as set forth in Section 3.1 of the Credit Agreement, or to demand strict performance thereof. Borrower acknowledges and agrees that Lenders’ right to receive Default Rate Interest is a present right, and the Waiver of collection of Default Rate Interest constitutes a forgiveness of debt.

Section 1.02.

Release by Borrower.

(a)

For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges Agent and each Lender and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

(b)

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

(c)

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Agent and Lenders to enter into this Amendment, and that neither Agent nor Lenders would have done so but for Agent’s and Lenders’ expectation that such release is valid and enforceable in all events.

(d)

Borrower hereby represents and warrants to Agent and Lenders, as follows:

(i)

Except as expressly stated in this Amendment, neither Agent nor any Lender, nor any agent, employee or representative of Agent or any Lender, has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(ii)

Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(iii)

The terms of this Amendment are contractual and not a mere recital.

(iv)

This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Agent and each Lender, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

ARTICLE II

AGREEMENTS, REPRESENTATIONS AND WARRANTIES

Section 2.01.

Agreement Regarding Equity Raise.  As a condition to the effectiveness hereof, Borrower shall close a Series B Preferred Equity round of financing in an amount of not less than $2,735,000 (the “May 2015 Equity Raise”).  Borrower further agrees to apply the proceeds of the May 2015 Equity Raise as follows:  (a) $1,977,425 shall be used to pay the accounts payable approved by Lenders and identified on a schedule provided to Lenders in connection herewith, (b) $757,575 shall be deposited into a restricted account with Agent, which shall be subject to a blocked account agreement in form and substance satisfactory to Agent, and shall be used solely for the payment of the Term Loan, and (c) all remaining proceeds shall be deposited into the Collections Account.

Section 2.02.

Agreement Regarding Amounts Owing under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, Borrower currently owes to the sellers thereunder the amount of $2,428,871.  For the avoidance of doubt, this amount shall be considered Debt for all purposes under the Credit Agreement.

Section 2.03.

Representations, Warranties and Covenants Regarding Open Accounts. Schedule 1 sets forth the owner, depository, account number and balance of the Open Accounts, as of the date hereof.  Borrower shall close the Open Accounts and move all depository and treasury services business conducted through the Open Accounts to Heartland Bank within thirty (30) days of the date hereof; provided, that in no event shall the balance of any such Open Account exceed $10,000.  Notwithstanding the foregoing, Agent may at any time require Borrower to deliver a control agreement, in form and content acceptable to Agent, for all or any of the Open Accounts, and if Borrower fails to provide such control agreement within three (3) days of Agent’s request, Agent may require Borrower to immediately close such Open Account and move all amounts on deposit therein to Heartland Bank.

Section 2.04.

Appraisal.  Agent, for the benefit of the Lenders, may at any time hereafter obtain an appraisal of all or any part of the Collateral prepared in accordance with written instructions from Agent by a third-party appraiser engaged directly by Agent and approved by the Majority Lenders.  The cost of such appraisal shall be borne by Borrower, and such appraisal shall not constitute the one appraisal for which Borrower shall be responsible for the next twelve (12) months, as set forth in Section 8.18 of the Credit Agreement.  Agent, for the benefit of the Lenders, may at any time hereafter, in its sole discretion, obtain another appraisal of all or any part of the Collateral, and the cost of any such appraisal shall be borne by Borrower and such appraisal shall constitute the one appraisal for which Borrower is responsible for the cost pursuant to Section 8.18 of the Credit Agreement.  For the sake of clarity, Lenders require this appraisal to be completed within sixty (60) days of the date hereof.

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

ARTICLE III

AMENDMENTS

Section 3.01.

New Defined Terms.  Article I of the Credit Agreement is hereby amended to include the following as new defined terms, each inserted in appropriate alphabetical order:

“May 2015 Equity Raise” shall have the meaning set forth in the Third Amendment.

“Hamilton Debt” means that certain Debt in the amount of $2,428,871 payable to William H. Hamilton and Sharon K. Hamilton under the Purchase Agreement.

“Sage” means Sage Power Solutions, Inc., a Texas corporation

“Third Amendment” means that certain Third Modification, Consent and Waiver Agreement dated May 20, 2015 by and among Borrower and Agent, on behalf of the Lenders.

“Third Amendment Closing Date” means May 20, 2015.

Section 3.02.

Amended Defined Terms.  The definitions of the terms below, as set forth in Article I of the Credit Agreement, are hereby amended and restated, each in its entirety as follows:

“Applicable Rate” shall mean thirteen and three quarters percent (13.75%).

“Borrower” shall mean HII, Apache Energy Services, Aqua Handling, HIG, and Sage.

“Debt” shall mean, with respect to any Person at any time, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services purchased, excluding unsecured trade accounts payable within 120 days after the creation thereof, (b) all indebtedness of others for borrowed money or for the deferred purchase price of property or services secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) Capitalized Lease Obligations, (e) all obligations payable out of the proceeds of production from property of such Person, whether or not the obligation secured thereby shall have been assumed by such Person, and (f) Contingent Obligations of such Person; provided, however that “Debt” shall not include any employment agreements.  For the sake of clarity, the Hamilton

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

Debt, and, without duplication, any working capital adjustment due and owing under the Purchase Agreement shall constitute Debt.

“Payment Date” shall mean the first day of each month (or if any such date is not a Business Day, then the next preceding Business Day).

Section 3.03.

Deletion of Defined Terms.  The defined term “Applicable Margin” is hereby deleted in its entirety.

Section 3.04.

Principal Payments.  Section 4.1(b) of the Credit Agreement is hereby amended and restated its entirety as follows:

(b)

Principal Payments.  Beginning on May 1, 2015 and continuing on each subsequent Payment Date until the Maturity Date, and in addition to payments of interest required in Section 4.1(a), Borrower will pay installments of principal (each a “Term Loan Payment”) in the amount of $110,000.  All outstanding principal owed hereunder is due not later than 10:00 a.m. (Little Rock, Arkansas time) on the Maturity Date in immediately available funds in Little Rock, Arkansas, to Agent, for the benefit of the Lenders, at its addressed referred to in Section 11.4.  Borrower acknowledges and understands that the Loan will not fully amortize prior to the Maturity Date, and on the Maturity Date a final balloon payment of all outstanding principal under the Term Loan Note and accrued interest thereon shall be due and payable in full.

Section 3.05.

Prepayments.  Section 4.2(b) of the Credit Agreement is hereby amended and restated its entirety as follows:

(b)

Mandatory Prepayment.  Borrower shall use to prepay the outstanding principal of the Term Loan all net proceeds (taking into account any underwriting discounts or commissions and other reasonable transaction costs, fees and expenses properly attributable to such transaction payable in connection therewith, excluding any of the foregoing payable to Borrower, any Guarantor, any Subsidiary or any Affiliate of any of the foregoing) of (i) any disposition of all or any part of its assets permitted hereunder, (ii) any Debt permitted to be incurred hereunder, (iii) any insurance claim, or (iv) thirty-three percent (33%) of any capital raised through the issuance of equity or cash proceeds received from the exercise of outstanding warrants or any issuance of equity or options to employees, consultants officers or directors. Prepayment made pursuant to this Section 4.2(b) shall be applied to the Term Loan in the inverse order of maturity.  Notwithstanding the foregoing, no prepayment shall be required

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

for (w) the transfer of assets to any Borrower or Guarantor to any other Borrower or Guarantor; (x) sales or dispositions of assets the proceeds of which are reinvested into like-kind assets in the business of Borrower or Guarantors within 60 days after such assets are sold and to the extent that the current market value of any such asset to be disposed of exceeds $75,000, the Majority Lenders shall have first consented to such disposition; (y) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof (other than under the Account Purchase Credit Agreement); provided, that in no event shall such amount exceed $100,000; and (z) the May 2015 Equity Raise (except as set forth in Section 2.02 of the Third Amendment).

Section 3.06.

Reporting Requirement.  Section 8.1 of the Credit Agreement is hereby amended to include the following new section:

(1)

as soon as available and in any event at the end of each week, a statement of projected cash inflows and outflows for the nine (9) week period then beginning, all prepared in accordance with GAAP on a consolidated basis and certified on behalf of Borrower or such Guarantor, as applicable, by an appropriate officer or other responsible party acceptable to Agent.

Section 3.07.

Fixed Charge Coverage Ratio.  Section 8.19(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)

Fixed Charge Coverage Ratio.  Borrower shall maintain at all times a Fixed Charge Coverage Ratio, as determined on the last day of each fiscal quarter for the twelve (12) month period then ending, of not less than:  (i) 0.70 to 1.00 for the period ending June 30, 2015, (ii) 0.65 to 1.00 for the period ending September 30, 2015, (iii) 0.71 to 1.00 for the period ending December 31, 2015, and (iv) 1.20 to 1.00 for the period ending March 31, 2016 and for each period thereafter ending on the last day of each fiscal quarter.

Section 3.08.

Tangible Net Worth.  Section 8.19(b) of the Credit Agreement is hereby amended and restated by deleting this section in its entirety and replacing it with the phrase “[Intentionally Deleted].”

Section 3.09.

First Lien Leverage Ratio.  Section 8.19(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)

First Lien Leverage Ratio.  Borrower shall maintain at all times, as determined on the last day of each fiscal quarter for the twelve (12) month period then ending, a First Lien Leverage Ratio of no greater than (i) for the period ending June 30, 2015, 5.20 to

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

1.00; (ii) for the period ending September 30, 2015, 5.06 to 1.00; (iii) for the period ending December 31, 2015, 4.65 to 1.00 and (iv) for the period ending March 31, 2016, and for each period thereafter ending on the last day of each fiscal quarter, 2.00 to 1.00.

Section 3.10.

EBITDA to Interest Expense Ratio.  Section 8.19(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)

Ratio of EBITDA to Interest Expense.  Borrower will not permit, as determined on the last day of each fiscal quarter for such fiscal quarter then ending, the ratio of EBITDA for the twelve-month period ending on such date to cash Interest Expense for the twelve-month period ending on such date to be less than:  (i) for the period ending June 30, 2015, 2.25 to 1.00, (ii) for the period ending September 30, 2015, 1.85 to 1.00, (iii) for the period ending December 31, 2015, 2.00 to 1.00, and (iv) for each period ending during the calendar year 2016 and each year thereafter, 4.75 to 1.00.

Section 3.11.

Authorized Shares.  Article VII of the Credit Agreement is hereby amended by inserting the following as a new Section 8.25:

8.25

Authorized Shares. While any preferred shares of Borrower remain outstanding with any right to convert such preferred shares into common shares, Borrower shall at all times maintain a sufficient number of authorized and unreserved shares of common stock to satisfy its obligation to reserve for issuance upon conversion of such preferred shares.

Section 3.12.

Distributions.  Section 9.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

9.5

Dividends.  Declare or pay any Distributions except as set forth below (“Permitted Distributions”):

(a)

Dividends payable solely in shares of (i) Borrower common stock or (ii) Borrower Series B Preferred Stock in connection with the May 2015 Equity Raise;

(b)

So long as no Default or Event of Default has occurred and is continuing and would not exist immediately after such payment, dividends in respect of Borrower’s currently outstanding shares of its Series A Convertible Preferred Stock and its Series B Preferred Stock issued in connection with the May 2015 Equity Raise; provided, that Borrower must deliver to Agent pro forma compliance with the financial covenants set forth in Section 8.19 both before and after the making of such Permitted Distribution;

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

(c)

Issuances of Borrower’s common stock upon conversion or exercise of any equity and/or debt instruments.

Section 3.13.

Subordinated Debt.  Section 9.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

9.10

Subordinated Debt.  Permit any amendment or modification to the documents evidencing or governing any subordinated debt permitted by the Majority Lenders hereunder, or notwithstanding anything contained in any Subordination Agreement to the contrary, directly or indirectly, voluntarily pay, prepay, defease or in substance defease, purchase, redeem, retire, or otherwise acquire, any such subordinated debt, including, but not limited to any Permitted Subordinated Debt.

Section 3.14.

Subordinated Debt.  Section 10.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)

any covenant, agreement or condition contained in Section 8.1, 8.2, 8.3, 8.5, 8.6, 8.7, 8.8, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.19, 8.20, 8.21, 8.22, 8.23, 8.25 or Article IX of this Agreement  is not fully and timely performed, observed or kept in all material respects;

ARTICLE IV

GENERAL PROVISIONS

Section 4.01.

Closing Conditions.  As conditions precedent to the effectiveness of this Amendment, all of the following shall have been satisfied:

(a)

Borrower shall have executed and delivered to Agent this Amendment;

(b)

Agent shall have received all resolutions, certificates or other documents as Agent may request relating to the formation, existence and good standing of Borrower, corporate authority for the execution and validity of this Amendment, and all other documents, instruments and agreements and any other matters relevant hereto or thereto, all in form and substance satisfactory to Agent.

Section 4.02.

Payment of Expenses.  Borrower agrees to provide to the Lenders, upon demand, the reasonable attorneys’ fees and expenses of each Lender’s counsel and other reasonable expenses incurred by such Lender in connection with this Amendment.

Section 4.03.

Ratification.  Borrower hereby ratifies its Obligations and each of the Transaction Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the other Transaction Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

Lenders created by or contained in any of such documents nor is Borrower released from any covenant, warranty or obligation created by or contained therein except as specifically provided for herein.

Section 4.04.

No Defenses.  Borrower hereby declares, as of the date hereof, it has no set-offs, counterclaims, defenses or other causes of action against Agent or Lenders arising out of the Facility, this Amendment or by any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

Section 4.05.

Nonwaiver of Events of Default.  Neither this Amendment nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Lenders to, any default or event of default which may exist or hereafter occur under any of the Transaction Documents, (b) a waiver by Lenders of any of Borrower’s obligations under the Transaction Documents except as specifically provided for herein, or (c) a waiver by Lenders of any rights, offsets, claims, or other causes of action that Lenders may have against Borrower.

Section 4.06.

Further Assurances.  The parties hereto shall execute such other documents as may be reasonably necessary or as may be reasonably required, in the opinion of counsel to Agent, to effect the transactions contemplated hereby and to protect the liens and security interests of Lenders under the Transaction Documents, the insurance thereof and the liens and/or security interests of all other collateral instruments, all as modified by this Amendment.  Borrower also agrees to provide to Agent such other documents and instruments as Agent reasonably may request in connection with the modification of the Facility effected hereby.

Section 4.07.

Binding Agreement.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and assigns.

Section 4.08.

Severability.  Borrower, Agent and Lenders intend and believe that each provision in this Amendment comports with all applicable local, state or federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Amendment is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Amendment to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borrower, Agent and Lenders that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Amendment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein and that the rights, obligations and interests of Borrower, Agent and Lenders under the remainder of this Amendment shall continue in full force and effect.

Section 4.09.

Counterparts.  For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

original, and all such counterparts shall together constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Amendment.

Section 4.10.

Choice of Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 4.11.

ENTIRE AGREEMENT.  THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF.  FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN TRANSACTION DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

BORROWER:

HII TECHNOLOGIES, INC.,

a Delaware corporation

By:

/s/ Matthew C. Flemming

Matthew C. Flemming

Chief Executive Officer

APACHE ENERGY SERVICES, LLC,

a Nevada limited liability company

By:

/s/ Matthew C. Flemming

Matthew C. Flemming

Chief Executive Officer

AQUA HANDLING OF TEXAS, LLC,

a Texas limited liability company

By:

/s/ Matthew C. Flemming

Matthew C. Flemming

Chief Executive Officer

HAMILTON INVESTMENT GROUP,

an Oklahoma corporation

By:

/s/ Matthew C. Flemming

Matthew C. Flemming

Chief Executive Officer

SAGE POWER SOLUTIONS, INC.,

a Texas corporation

By:

/s/ Matthew C. Flemming

Matthew C. Flemming

Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

LENDER:

MCLARTY CAPITAL PARTNERS SBIC, L.P.

By:

McLarty Capital Partners SBIC, LLC,

its general partner

By:  /s/Christopher D. Smith

Christopher D.Smith, Manager

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)                                                                    Page 13

AGENT:

HEARTLAND BANK,

an Arkansas state bank

By:

/s/ Phil Thomas

Phil Thomas, Executive Vice President

[END OF SIGNATURE PAGE]

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)

SCHEDULE 1

Open Bank Accounts and the balances thereof

Name of Account Owner   Account Number Institution Balance

THIRD MODIFICATION AGREEMENT (HII Technologies – Credit Agreement)